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                                                                  EXHIBIT 10.17


                      TECHNICAL KNOW HOW LICENCE AGREEMENT

This Agreement made this 14th day of June, One Thousand Nine
Hundred and Ninety Six between JT Storage Corporation, Inc. U.S.A., a corporation duly created, organised and existing under and by virtue of the laws of the State of Delaware, U.S.A. having its principal office at 166 Bay Points Parkway, San Jose, CA 95134 in the United States of America (hereinafter referred to as "LICENSOR" which term shall unless repugnant to the subject or context mean and include its, successors and permitted assigns) of the First Part AND MODULER ELECTRONICS (INDIA) PVT. LTD., a company duly created, organised and existing under and by virtue of the Companies Act, 1956 and having its registered office at 406, Dalamal Towers, Nariman Point, Bombay - 400 021, India and having its Industrial Undertakings in Madras Export Processing Zone
(NEPZ), Madras, India (hereinafter referred to as the "LICENSEE", which term unless repugnant to the context shall include its successors in interest and permitted assigns) of the Other Part.

WHEREAS Licensor is in possession and has access to highly innovative Winchester Disk Drive technology which allows for Ultra high capacity Drives to be manufactured with simplified designs using fewer parts resulting in lower manufacturing costs.

WHEREAS the LICENSOR owns and possesses valuable technical information and know-how relating to the manufacture of the Licensed Products (as defined below) which the LICENSOR is authorised, competent and willing to disclose and license to the LICENSEE.

WHEREAS the LICENSEE has been incorporated with the main objects of manufacturing, producing, distributing, marketing and otherwise dealing in Winchester Drives.

WHEREAS at the LICENSEE'S request, the LICENSOR has agreed to license to the LICENSEE certain technical know how and technical information on the terms and conditions as are hereinafter set out.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS AND CONDITIONS, HEREINAFTER CONTAINED, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       DEFINITIONS


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In this Agreement, the following words and expression unless inconsistent with the context, shall bear the meanings assigned thereto: precedent has been fulfilled under Article 25.

"GOVERNMENT" shall mean the Government of the Republic of  India.

"IMPROVEMENTS" means future modifications, improvements and upgradation relating to the LICENSED PRODUCTS and/or TECHNICAL KNOWHOW in so far as such modifications, improvements and upgradations have been commercially introduced by LICENSOR in the LICENSED PRODUCTS it being understood that LICENSOR shall be under no duty or obligation to include any improvements under this License Agreement. The term IMPROVEMENTS shall not include new product lines or ranges outside the LICENSED PRODUCTS or inventions and discoveries subject matter of Patent.

"LICENSED PRODUCTS" shall mean Winchester Disk Drives and Sub-assemblies thereof.

"PARTY" shall mean and refer to the LICENSOR or the LICENSEE, as the case may be.

"PARTIES"  shall mean and refer to the LICENSOR and the LICENSEE.

"PLANT" shall mean and refer to the manufacturing facilities being established by the LICENSEE in India for manufacture of the LICENSED PRODUCTS.

"TECHNICAL KNOW-HOW shall mean and include specifications of the LICENSED PRODUCTS and the parts and components thereof, general definitions and detailed lists of equipment, operating and quality control requirements, testing, procedures, rejection/acceptance norms. Technical know-how shall not include know-how or information for composers/parts level manufacturing in respect of components and/or parts manufactured by a third party and in relation to which the LICENSOR does not have the rights to manufacture and/or grant license.

"TERRITORY" shall mean the geographical area under the jurisdiction of the Government of the Republic of India.

1.2      INTERPRETATION

a. In this AGREEMENT headings are for convenience only and shall not affect interpretation except to the extent that the context otherwise requires.

b. Where a word or phrase is defined, other parts of speech and grammatical forms of that word or phrase shall have corresponding meanings.

2.1      AUTHORISATION


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a.       LICENSOR hereby grants to the LICENSEE for the term of this Agreement and subject to the limitations and restrictions herein contained:

         (i) to the exclusive, non-transferable, non-assignable right to manufacture, assemble and sell the LICENSED PRODUCTS in the TERRITORY by utilising the TECHNICAL KNOW-HOW;

         (ii) the non-exclusive, non-transferable, non-assignable right to sell the LICENSED PRODUCTS in such other countries and the LICENSOR may agree upon from time to time.

b. The LICENSOR shall disclose TECHNICAL KNOWHOW as is currently in use by or in possession of or within the access of by the LICENSOR. Such TECHNICAL KNOWHOW shall be complete and shall be sufficient to enable the LICENSEE to assemble and manufacture and the LICENSED PRODUCTS. THE TECHNICAL KNOWHOW shall be disclosed in such manner as is mutually agreed by the parties to enable the LICENSEE to undertake the manufacture of the Licensed product.

c. Nothing contained in this AGREEMENT shall be construed to require the LICENSOR to disclose to the LICENSEE any TECHNICAL KNOW-HOW:

         (i) to which the LICENSOR does not have a free and unrestricted right to transfer to the LICENSEE; or

         (ii) which the LICENSOR has derived under an obligation to observe secrecy; or

         (iii) the disclosure of which would result in a violation of the laws of the U.S.A. and/or India.

2.2 By means of this AGREEMENT and the right and the license granted hereunder, the LICENSEE, acknowledges that the LICENSOR is the owner of the TECHNICAL KNOW-HOW and the LICENSEE shall under no circumstances use the same to manufacture the LICENSED PRODUCTS outside the TERRITORY or induce or assist any one else to do so either inside or outside the TERRITORY. The LICENSEE also undertakes not to challenge, directly or indirectly, LICENSOR'S ownership of its patents (if any).

2.3 Notwithstanding any provision contained in this AGREEMENT, should any TECHNICAL KNOW-HOW be disclosed or supplied by the LICENSOR, at its sole discretion and judgment, to the representatives of the LICENSEE prior to the EFFECTIVE DATE, the LICENSEE shall immediately become subject to, and obliged to comply with, the provisions of Article 11 hereof as if this AGREEMENT has become effective for the limited purpose of this Article.


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2.4      LICENSOR may disclose and/or provide to LICENSEE, all such IMPROVEMENTS as have been commercially introduced by the LICENSOR in the LICENSED PRODUCTS.

2.5 LICENSEE agrees to make full disclosure promptly to LICENSOR of all modifications, improvements and upgradations relating to the LICENSED PRODUCTS, which LICENSEE may make to the LICENSED PRODUCTS or the TECHNICAL KNOW-HOW during the term of this AGREEMENT. The ownership of all such modifications, improvements and upgradations shall vest in the LICENSEE. However, the LICENSOR and its affiliates shall have the royalty free and unlimited duration license to use such modifications, improvements and upgradations throughout the world either for manufacturing or having manufactured any products.

3.       UNDERTAKINGS BY PARTIES

3.1      UNDERTAKING BY LICENSEE

         Neither this AGREEMENT nor the disclosure of confidential information will be deemed by implication or otherwise to vest in the LICENSEE any rights in any patents, trade secrets, trade marks, trade names, know-how, or other property owned by or licensed to LICENSOR, other than those rights that are expressly set forth in this AGREEMENT or any other Agreements between the PARTIES.

3.2      UNDERTAKING BY LICENSOR

         The LICENSOR undertakes that they are the owner and possesses the Know-how under this agreement and they are entitled to grant exclusive license for the production of the licensed products and further undertakes to hold LICENSEE harmless and indemnify and keep indemnified by LICENSOR against any claim, action, demand or expenses that the LICENSEE may have to face or bear as a result of such representation on the part of LICENSOR.

4.       TRAINING OR LICENSEE PERSONNEL

4.1 During the term of this AGREEMENT the LICENSOR shall receive the personnel of the LICENSEE for the purposes of educating the LICENSEE and imparting training to the personnel of the licensee in the use of the TECHNICAL KNOW-HOW, the number of personnel, the duration of their training and other terms and conditions shall be mutually agreed upon between the LICENSOR and the LICENSEE. The LICENSEE shall be responsible for and shall pay all costs and expenses (including traveling costs and living allowances and expenses of its personnel) involved in undertaking such training at a Plant or facility of the LICENSOR.


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4.2      The personnel of the LICENSEE shall during their training observe all the Rules and Regulations of the LICENSOR which are applicable to the LICENSOR'S own employees.

5.       MAKING AVAILABLE LICENSOR'S PERSONNEL

         The LICENSOR shall make available to the LICENSEE at the LICENSEE's PLANT the services of its technical personnel for such duration and on such terms as may be mutually agreed between the PARTIES. Such personnel will provide technical services including supervision of the installation and commissioning of the PLANT, training of the LICENSEE'S personnel in the use of the TECHNICAL KNOW-HOW and operation of the PLANT. The LICENSEE shall bear business class air fare to and from India and local traveling and living expenses in India of LICENSOR's personnel.

6.       KNOW HOW FEES

6.1 In consideration for the grant of the license and this rights hereunder, the LICENSEE shall pay to the LICENSOR a lump sum know-how fees of US $2 million (US Dollar Two million) net of taxes to be remitted in three installments as under:

         1. 1/3rd after the agreement is filed with the Reserve Bank of India /Authorised Foreign Exchange Dealer.

         2.       1/3rd on delivery of technical documents;

         3. and final 1/3rd on commencement of commercial production on four years after the agreement is filed with Reserve Bank of India / Authorised Foreign Exchange Dealer, whichever is earlier.

6.2      Notice of Production

         The LICENSEE shall notify the LICENSOR. LICENSEE's commencement of COMMERCIAL PRODUCTION of LICENSED PRODUCTS within seven (7) days of such commencement.

6.3      TAX

         The lump sum know-how fees payable to the LICENSOR shall be net of all Indian Taxes. Any such Taxes payable or deductible in respect thereof shall be exclusively to the account of LICENSEE who shall pay and bear the same. The LICENSEE shall provide to the LICENSOR along with each remittance a Certificate showing the Tax which the LICENSEE has paid to the relevant Tax Authorities.

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6.4      REMITTANCE

         The lump sum know-how fees which are due shall, after conversion into United States Dollars at the market rate on the date of remittance be remitted to the LICENSOR, so as to arrive at LICENSOR'S Bank Account in the United States of America within thirty (30) days of its becoming due or such extended period as may be agreed by the LICENSOR.

7.       QUALITY STANDARDS

7.1 The LICENSEE shall be responsible for manufacturing the LICENSED PRODUCTS in accordance with the TECHNICAL KNOW-HOW and all applicable standards of material and workmanship and processing conditions.

8.       RIGHT OF INSPECTION & QUALITY CONTROL

8.1 The LICENSEE shall allow the LICENSOR or its authorised representatives at all reasonable times to enter the works, warehouses, offices or factories of the LICENSEE to inspect the PLANT, the raw material, parts and components lying thereat and the manufacturing, testing and quality control and other methods and processes currently in use for manufacturing the LICENSED PRODUCTS and to carry out quality checks on the LICENSES PRODUCTS.

8.2 The LICENSOR shall be entitled to cause the LICENSEE to withhold manufacture and/or dispatch of the LICENSED PRODUCTS until the LICENSOR is satisfied that the PLANT, the raw materials, parts and components the manufacturing methods and the LICENSED PRODUCTS meet the specifications, standards and quality stipulated by the LICENSOR under this AGREEMENT.

9.       LIMITATION OF LIABILITY

         The LICENSOR shall not have any liabilities for claims of third parties or any consequential losses, direct or indirect, suffered by the LICENSEE or third parties with respect to the LICENSED PRODUCTS manufactured by the LICENSEE. Further, the LICENSEE agrees to wave and hold harmless the LICENSOR and each of its subsidiaries and affiliates from any claims by anyone arising out of the manufacture or sale of the LICENSED PRODUCTS by the LICENSEE.

10.      LABELS & MARKINGS

10.1 The LICENSED PRODUCTS shall, if so desired by the LICENSOR, be marked with a designation and/or labels (layout to be provided by the LICENSOR) indicating that they are made under license of the LICENSOR.


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10.2     Upon termination and/or expiry of this AGREEMENT, the LICENSEE shall forthwith cease using any name, marking or other terms of designation indicating that the LICENSED PRODUCTS are made according to the license provided for herein unless otherwise agreed to by and between the PARTIES hereto in writing.

11.      SECRECY

11.1 The LICENSEE shall maintain the secrecy of the TECHNICAL KNOW-HOW furnished hereunder and shall take such necessary stops as may be required for this purpose. The steps to be taken by the LICENSEE shall include not making disclosure thereof to its employees, sub-contractors, associate companies and any other party, except and to the extent necessary for the performance of their duties. The employees and sub-contractor shall be bound to threat all such TECHNICAL KNOW-HOW as confidential and the LICENSEE shall get the employee and sub-contractor to sign an undertaking to this effect.

11.2 The LICENSEE shall not use or permit the use of any TECHNICAL KNOW-HOW in any manner inconsistent with the intention and spirit of this AGREEMENT. The LICENSEE acknowledges that the TECHNICAL KNOW-HOW is confidential and is delivered to the LICENSEE for the sole purpose of enabling the LICENSEE to manufacture, market and sell the LICENSED PRODUCTS.

11.3 The obligations cast upon the LICENSEE by this Article are extremely valuable to the LICENSOR and therefore adherence to the said obligations by the LICENSEE is critical to the performance of this AGREEMENT and forms the very substance of this AGREEMENT and goes to its very root and intent and any violation thereof would cause irreparable injury to the LICENSOR which injury cannot be adequately compensated by monetary reliefs alone and therefore the LICENSOR shall be entitled to seek injunctive relief from a Court of law in the event of the failure of the LICENSEE to adhere to the said obligations notwithstanding the Arbitration Article herein.

11.4 The obligation undertaken in these Articles shall remaining force indefinitely and shall survive termination or expiration of this AGREEMENT. Provided always that the provision of this Article 11 shall not apply to any information which is or enters the public domain due to no fault of the LICENSEE.

12.      NON-COMPETITION

         The LICENSEE agrees that, since it is an exclusive licensee, it shall not, directly or indirectly, except with prior written consent of the LICENSOR have any business or commercial interest, either as a shareholder, employees, consultant, partner or otherwise, in any other company, whether incorporated or not, which is engaged in


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         the TERRITORY in the production, sale and distribution or marketing of any products which are similar to the LICENSED PRODUCTS and/or competitive with the same. Any violation of the undertaking(s) set forth in this Article is fundamental to this AGREEMENT and goes to the root of the AGREEMENT and shall be considered irreparable injury to the LICENSOR, thereby permitting it to seek remedy by way of injunction, stay order or other equitable remedies under India law, notwithstanding the arbitration clause herein.

13.      TERM

         Unless earlier terminated as provided herein the terms of this AGREEMENT shall be for a period of seven (7) years from the Effective Date of this AGREEMENT.

14.      TERMINATION

14.1 The LICENSOR shall have a right to terminate this AGREEMENT forthwith by written notice to the LICENSEE in any of the following events:

a. if this AGREEMENT does not take effect under Article 15 within 180 days from the date of execution of this AGREEMENT;

b. if any government shall confiscate, expropriate or nationalise all or part of the LICENSEE'S business or property or convert such business or property to purposes which affect the design, manufacture, sale or service of the LICENSED PRODUCTS;

14.2     This AGREEMENT may be terminated:

i)       By mutual agreement between the PARTIES; or

ii) By either PARTY by giving written notice in the event of material breach or default or any of the obligations by the other PARTY and where such breach or default has not been rectified within thirty (30) days after written notice from the other PARTY specifying the nature of the default; or

iii) By either PARTY if any authority of the GOVERNMENT should require directly or indirectly modification of any term or condition of this AGREEMENT. The PARTIES hereto will then mutually negotiate to arrive at a settlement and in case no such settlement can be arrive at within ninety (90) days of commencement of such negotiations, either PARTY may terminate this AGREEMENT; or

iv) By either PARTY in case the other PARTY becomes insolvent or is declared bankrupt or goes into liquidation, voluntary or compulsory, except for the purpose of amalgamation or reconstruction effective immediately upon written notice to the other PARTY.

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14.3.    CONSEQUENCES OF TERMINATION

a. It is expressly agreed and understood by the PARTIES hereto that in the event of termination pursuant to the terms of this AGREEMENT the PARTY electing to terminate this AGREEMENT shall incur no liability by the other PARTY hereto for damages arising solely from the exercise of the right to terminate this AGREEMENT.

b. Under no circumstances will either PARTY be released from any liability or obligation accrued prior to the date of termination and the PARTY in breach shall in all events remain liable for the consequences of that breach.

c. In the events of expiration or termination of this AGREEMENT for any reason whatsoever, the LICENSEE shall continue to be bound by the terms and conditions contained in Article 11 herein.

d. In the event of LICENSOR terminating the Agreement, the LICENSEE shall cease to use all and any of the TECHNICAL KNOWHOW and the LICENSEE shall not thereafter manufacture or sell any products that use or employ any of the LICENSOR's TECHNICAL KNOWHOW. The LICENSEE shall also upon such termination promptly deliver to the LICENSOR all information, processing instructions, correspondence and other data relating to the manufacture, processing or packaging of the LICENSED PRODUCTS and shall not thereafter use or disclose any information or data furnished under this AGREEMENT.

14.4     After the full term expiration of this Agreement in accordance with
         Article 13 and provided that the LICENSEE have paid all other sums due hereunder to the LICENSOR up to the date of such expiration, the LICENSEE may continue to use, in the territory, on a non-exclusive basis, the TECHNICAL KNOWHOW then in use by its subject, however, to the provisions of Article 11 herein.

15.      EFFECTIVE DATE

         This AGREEMENT shall take effect from the date when all the following conditions precedent have been satisfied:

a. Both the PARTIES have obtained all necessary internal and corporate approvals to execute this AGREEMENT;

b. All such necessary APPROVALS have been obtained and notification thereof provided to the LICENSOR;


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c.       This AGREEMENT has been executed by the PARTIES and filed with the
         Reserve Bank of India, and/or authorised dealer in accordance with the APPROVALS received from the GOVERNMENT.

16.      INDEPENDENT PARTIES

         Nothing set forth herein shall create a partnership, agency or power of attorney between the PARTIES and neither PARTY shall be liable for a debt or liability of the other unless it is specifically provided for in this Agreement.

17.      ENTIRE AGREEMENT

         This Agreement supersedes all other agreements previously made between the PARTIES relating to its subject matter. There are no other understanding or agreements. Any amendment hereof or modifications hereto shall be made in writing duly signed by authorised representatives of the PARTIES.

18.      WAIVER

         Failure to exercise any rights under this AGREEMENT by either PARTY in any one or more instances shall not constitute a waiver of such rights or any other rights in any other instance.

19.      ASSIGNMENT

         This AGREEMENT may be assigned either fully or in part, by the LICENSOR in respect of any of its rights and obligations to any other party without the consent of the LICENSEE. However the LICENSEE cannot assign this AGREEMENT without the prior written consent of the LICENSOR.

20.      GOVERNMENT APPROVAL

         The Letters of Approval No. 8/423/94-IA1 dated 21.9.94 and 8/423/94-1A2 dated 20.10.95 issued by the Government of India, Ministry of Commerce, Office of the Development Commissioner, Madras Export Processing Zone, in favour of licensee shall be deemed to be a part of this Agreement. Only those provisions of this Agreement which are covered by the said letter or which are not at variance with the provisions of that letter, shall be binding on the Government of India or the Reserve Bank of India.

21.      GOVERNING LAW

21.1 This AGREEMENT and its substantive provisions shall be governed by and construed in accordance with the laws of India.

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22.      DISPUTES AND ARBITRATION

22.1 It is specifically agreed that in case of any disputes, controversy, claim or breach arising out of or in relation to this AGREEMENT (including any disputes as to the existence and/or validity hereof; the parties shall seek to resolve such controversy, claim or breach by amicable arrangement and compromise, and only if the parties fail to resolve the same by amicable arrangement and compromise within a period of sixty (60) days of receipt of written notice of the same by the other PARTY, either PARTY may resort to arbitration as provided for in
         Article 22.2 hereof.

22.2 Except as hereinafter provided, any dispute controversy, claim or breach arising out of or in relation to this Agreement (including a dispute as to the existence or validity hereof) shall be finally settled, without appeal, by arbitration in accordance with the Rules of the International Chamber of Commerce, then in effect which shall be deemed to have been incorporated herein, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

23.      NOTICE

         Any notice required or permitted to be given hereunder shall be considered properly if sent by Registered Air Mail or by telefax (confirmed in writing by the Registered Air Mail) to the respective address of the PARTIES as below:

                  If to JT Storage Corporation, Inc.
                           166, Bay Points Parkway,
                           San Jose, CA 95234,
                           U.S.A.
                  FAX:     408-405-1800
                  TEL:     408-408-1801

                  If to Modular Electronics (I) Pvt. Ltd.,
                           Unit #35 and 36,
                           Madras Export Processing Zone
                           Madras -- 600 045.
                           INDIA
                  FAX:     236-8054
                  TEL:     2368254/2368079

         or to such other address as a party may have previously notified to the other PARTY in writing.


24.      SEVERABILITY

         If one or more of the provisions hereof shall be void, invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions herein continued shall not be affected or impaired in any way. Each PARTY hereto shall, in any such event, execute such additional documents as the other PARTY may reasonably request or require in order to give valid, legal and enforceable effects to any provision here of which is determined to be invalid, illegal or unenforceable.

         IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed by and through their duly authorised representatives as of the date written herein.


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                  LICENSOR                           LICENSEE

                  BY  [Sig]         :                BY  [Sig]         :
                  NAME              :                NAME              :
                  TITLE             :                TITLE             :
                  DATE              :                DATE              :

                  WITNESS  :



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